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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Apartment Investment and Management Company ("AIMCO"), of our report dated April 23, 1997 with respect to the audit of the financial statements of NHP Incorporated (and all references to our Firm), incorporated by reference in AIMCO's Current Report on Form 8-K dated April 16, 1997, as amended, filed with the Securities and Exchange Commission.

                                        /s/ Arthur Andersen LLP

                                        Arthur Andersen LLP

Washington, D.C.,
April 28, 1997